Exhibit 99.1

Enservco Corporation Announces Common Stock Offering

Denver, Colorado, December 1, 2016 – Enservco Corporation (the “Company”) (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, announced today that it intends to offer for sale shares of its common stock in an underwritten public offering pursuant to an effective shelf registration statement. All of the shares in the offering are to be sold by the Company. In addition, the Company has granted the underwriter a 30-day option to purchase additional shares of its common stock. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its revolving credit facility, thereby increasing its liquidity for general corporate purposes, acquisitions and/or capital expenditures.

William Blair & Company, L.L.C. is acting as sole bookrunner for the offering. Cross River Partners, L.P., the Company’s largest stockholder, has indicated an interest in purchasing an aggregate of up to approximately $500,000 in shares of the Company’s common stock in the offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to this stockholder, and this stockholder could determine to purchase more, less or no shares in the offering.

A shelf registration statement relating to the offering described above has been previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A copy of the preliminary prospectus supplement and accompanying prospectus for the offering will be filed with the SEC and may be obtained, when available, from the SEC’s website at http://www.sec.gov. In addition, copies of the preliminary prospectus supplement and accompanying prospectus may be obtained, when available, by contacting William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, IL 60606, or by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Enservco Corporation

Through its various operating subsidiaries, Enservco Corporation provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company serves customers over a broad geographic footprint covering Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements included herein, other than statements of historical facts, are forward-looking statements. Forward-looking statements in this press release include whether and when the offering is completed and the Company’s anticipated use of the net proceeds from the offering, and thus involve uncertainty and risk. You can generally identify forward-looking statements by the use of words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “intend,” “future,” “potential,” “suggest,” “target,” “forecast,” “continue” and other similar expressions. Forward-looking statements are based upon management’s current expectations, beliefs, estimates, projections and assumptions, many of which are inherently uncertain and beyond the Company’s control. Such expectations, beliefs, estimates, projections and assumptions are expressed in good faith and management believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, projections and assumptions will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including those contained or incorporated by reference in the Company’s registration statement and the prospectus supplement and accompanying prospectus that have been or will be filed with the SEC. Forward-looking statements speak only as of the date such statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable law.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

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